UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016

B. RILEY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54010	27-0223495

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21860 Burbank Boulevard, Suite 300 South Woodland Hills, California	91367

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 884-3737

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2016 annual meeting of stockholders (the “Annual Meeting”) of B. Riley Financial, Inc. (the “Company”) was held on May 24, 2016. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting.

  Election of Directors:

	Votes For	Votes Withheld	Broker Non-Votes
Robert D’Agostino	13,619,489	19,674	208,113
Andrew Gumaer	13,638,933	230	208,113
Thomas J. Kelleher	13,637,163	2,000	208,113
Bryant R. Riley	13,637,163	2,000	208,113
Mikel H. Williams	13,638,963	200	208,113
Kenneth M. Young	13,638,813	350	208,113

  Ratification of the selection of Marcum LLP as independent registered public accounting firm for the fiscal year ending December 31, 2016:
Votes For	Votes Against	Abstentions
13,846,365	0	911

  Advisory vote to approve the compensation of the Company’s named executed officers:
Votes For	Votes Against	Abstentions	Broker Non-Votes
13,634,091	4,149	923	208,113

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 27, 2016	B. RILEY FINANCIAL, INC.
	By:	/s/ Phillip J. Ahn
		Name:	Phillip J. Ahn
		Title:	Chief Financial Officer and Chief Operating Officer